 As filed with the Securities and Exchange Commission on January 15, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

HTG MOLECULAR DIAGNOSTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	86-0912294
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3430 E. Global Loop Tucson, Arizona	85706
(Address of Principal Executive Offices)	(Zip Code)

2014 Employee Stock Purchase Plan

(Full titles of the plans)

John L. Lubniewski

Chief Executive Officer

HTG Molecular Diagnostics, Inc.

3430 E. Global Loop

Tucson, Arizona 85706

(877) 289-2615

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Steven M. Przesmicki, Esq.

Cooley LLP

4401 Eastgate Mall

San Diego, California 92121

(858) 550-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,”

“accelerated filer”, “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
2014 Employee Stock Purchase Plan Common Stock, $0.001 par value per share	13,000 (3)	$6.12	$79,560.00	$8.68

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Common Stock (the “Common Stock”) of HTG Molecular Diagnostics, Inc. (the “Registrant”) that become issuable under the above-referenced plan by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)

This estimate is made pursuant to Rule 457(h)(1) and Rule 457(c) of the Securities Act solely for purposes of calculating the registration fee. The price per share and aggregate offering price are based upon the average of the high and low prices of the Common Stock on January 11, 2021, as reported on The Nasdaq Capital Market.

(3)

Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the HTG Molecular Diagnostics, Inc. 2014 Employee Stock Purchase Plan (the “2014 ESPP”) on January 1, 2021 pursuant to an “evergreen” provision contained in the 2014 ESPP. Pursuant to such provision, on January 1 of each year from January 1, 2016 through and including January 1, 2024, the number of shares authorized for issuance under the 2014 ESPP is automatically increased by a number equal to the least of: (a) 1% of the total number of shares of Common Stock outstanding on December 31 of the preceding calendar year; (b) 13,000 shares; and (c) a number determined by the Board that is less than the amounts set forth in the foregoing clauses (a) and (b).

INCORPORATION OF DOCUMENTS BY REFERENCE

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which Registration Statements of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

The Registrant previously registered shares of its Common Stock for issuance under the 2014 ESPP under Registration Statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on May 7, 2015 (File No. 333-203930), March 25, 2016 (File No. 333-210401), March 24, 2017 (File No. 333-216942), January 17, 2018 (File No. 333-222571), January 18, 2019 (File No. 333-229303) and January 17, 2020 (File No. 333-235961). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above.

EXHIBIT INDEX

Exhibit Number	Description

4.1

Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on May 12, 2015).

4.2

Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on November 19, 2020).

4.3	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-37369), filed with the Commission on May 12, 2015).

4.4

Form of Common Stock Certificate of the Registrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-201313), originally filed with the Commission on December 30, 2014, as amended).

5.1	Opinion of Cooley LLP.

23.1	Consent of BDO USA, LLP.

23.2	Consent of Cooley LLP. Reference is made to Exhibit 5.1.

24.1	Power of Attorney. Reference is made to the signature page hereto.

99.1	HTG Molecular Diagnostics, Inc. 2014 Employee Stock Purchase Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tucson, State of Arizona, on January 15, 2021.

HTG MOLECULAR DIAGNOSTICS, INC.

By:	/s/ John L. Lubniewski
John L. Lubniewski
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John L. Lubniewski and Shaun D. McMeans, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John L. Lubniewski John L. Lubniewski	President, Chief Executive Officer and Member of the Board of Directors (Principal Executive Officer)	January 15, 2021

/s/ Shaun D. McMeans Shaun D. McMeans	Chief Financial Officer (Principal Financial Officer)	January 15, 2021

/s/ Laura L. Godlewski	Vice President of Finance and	January 15, 2021
Laura L. Godlewski	Principal Accounting Officer (Principal Accounting Officer)

/s/ Ann F. Hanham	Lead Independent Director	January 15, 2021
Ann F. Hanham

/s/ Timothy B. Johnson Timothy B. Johnson	Executive Chairman of the Board of Directors	January 15, 2021

/s/ Harry A. George Harry A. George	Member of the Board of Directors	January 15, 2021

/s/ Donnie M. Hardison Donnie M. Hardison	Member of the Board of Directors	January 15, 2021

/s/ James T. LaFrance James T. LaFrance	Member of the Board of Directors	January 15, 2021

/s/ Lee R. McCracken Lee R. McCracken	Member of the Board of Directors	January 15, 2021

/s/ Michelle R. Griffin Michelle R. Griffin	Member of the Board of Directors	January 15, 2021